UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 17, 2006

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001

(Registrant’s telephone number, including area code)

NeoRx Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 17, 2006, Poniard Pharmaceuticals, Inc. (the “Company”) appointed Alan B. Glassberg, M.D. to serve as Chief Medical Officer of the Company, effective July 24, 2006. Dr. Glassberg has entered into a Change of Control Agreement and a Key Executive Severance Agreement with the Company, each dated as of July 24, 2006. Copies of these agreements will be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2006.

Pursuant to the Change of Control Agreement, if the Company terminates Dr. Glassberg’s employment without cause, or if Dr. Glassberg terminates his employment for good reason, Dr. Glassberg is entitled to receive the following: (i) an amount equal to fifty percent of his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to fifty percent of the annual bonus that would have been paid but for the termination of his employment, (iii) up to one year’s medical and dental insurance benefits and (iv) the immediate vesting of all of his outstanding stock options. Under the Change of Control Agreement, “cause” includes the following events:  a clear refusal to carry out any of the executive’s material lawful duties; persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; or any incident materially compromising the executive’s reputation or ability to represent the Company with the public. “Good reason” includes a reduction of executive’s annual base salary below the level in effect on the date of the Agreement, regardless of any change in the executive’s duties; the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 30 miles from the city in which the executive will be employed by the Company; or the Company’s failure to properly assign the Agreement to a successor. The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or renewal term. If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years. A “change of control” is triggered upon the occurrence of certain mergers, consolidations, reorganizations or purchases of significant minority interests in the Company’s voting securities, a sale of substantially all of the Company’s assets or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s Board of Directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Dr. Glassberg’s employment without cause or if he terminates for good reason, Dr. Glassberg is entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits. The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or renewal term. The definitions of “cause” and “good reason” are substantially the same as in the Change of Control Agreement described above. The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement. However, if Dr. Glassberg’s termination of employment falls into the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

Upon commencement of his employment, Dr. Glassberg will be awarded an option, under the Company’s Amended and Restated 2004 Incentive Compensation Plan, to purchase 600,000 shares of the Company’s common stock. The per share exercise price of the option will be equal to the closing price of Poniard Common Stock on the date that the option is granted.

Item 5 – Corporate Government and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  On July 17, 2006, the Company appointed Alan B. Glassberg, M.D. to serve as Chief Medical Officer of the Company, effective July 24, 2006.

Dr. Glassberg, age 69, has over 35 years’ experience in oncology-related clinical practice as a clinical oncologist, professor of medicine and advisor to successful oncology-focused companies and institutions. He was Associate Director of Clinical Care (from 1997- 2006) and Clinical Professor of Medicine (from 1985-2006) at the University of California San Francisco Comprehensive Cancer Center (UCSF). Prior thereto, he served as Director of General Oncology at UCSF/Mount Zion Cancer Center from 1994 to 1996, and as Director of Hematology and Medical Oncology at Mount Zion Medical Center from 1978 to 1994. Dr. Glassberg is a director of Biogen Idec, Inc., a biotechnology company. He recently served as a director of the National Comprehensive Cancer Network, an alliance of the world’s leading cancer centers that develops, updates and disseminates clinical oncology practice guidelines. Dr. Glassberg served as a director of the Company from October 2004 until June 2006. He received his BS degree in biology from the College of Charleston and his M.D. degree from the Medical University of South Carolina.

See disclosure under Item 1.01 above for the material terms of Dr. Glassberg’s Key Executive Severance Agreement and Change of Control Agreement.

See press release dated July 20, 2006, copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit 99.1	Press release dated July 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: July 20, 2006	By:	/s/ ANNA LEWAK WIGHT
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 20, 2006